UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 18, 2006
Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation
(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2006 Mr. Kuo An Wang, resigned as a Director of Kid Castle Educational Corporation (the “Company”). The Board of Directors have acknowledged and accepted Mr. Wang’s resignation on October 18, 2006.

Mr. Wang has furnished the Company with a copy of his resignation letter dated October 18, 2006 indicating the circumstances for departure is personal.

Mr. Wang's departure is not due to disagreements with the Company’s operations, policies, or practices.

Mr. Wang was given a copy of the disclosure in this Form 8-K regarding his resignation and an opportunity to furnish a written response. Mr. Wang has elected not to furnish a written response.

The Company acknowledges Mr. Wang’s contributions to the Company and wishes him well for his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KID CASTLE EDUCATIONAL CORPORATION

By:	/s/ Suang-Yi Pai
Suang-Yi Pai
Chairman and Chief Financial Officer

Dated: October 23, 2006